EXHIBIT 99.1
                                                                    ------------


COMPANY CONTACTS:                                        INVESTOR CONTACT:
Able Laboratories, Inc.                                  Investor Relations
Jay Wadekar, President & CEO                             (908) 754-2253 ext. 664
Robert Weinstein, Vice President & CFO                   Email: IR@ablelabs.com
(908) 754-2253


              ABLE LABORATORIES REPORTS THIRD QUARTER 2003 RESULTS

                    NET SALES INCREASE 38.9% TO $20.9 MILLION

                                    --------

                OPERATING INCOME INCREASED 24.7% TO $4.2 MILLION

                                    --------

   RESEARCH & DEVELOPMENT EXPENSES INCREASED $853,000 OVER THIRD QUARTER 2002

                                    --------

                    FULLY-DILUTED EARNINGS PER SHARE OF $0.13


SOUTH PLAINFIELD, NJ, NOVEMBER 4, 2003 - ABLE LABORATORIES, INC. (NASDAQ NMS:
ABRX, BSE: AAB), today announced financial results for the three months ended September 30, 2003. For the third quarter of 2003, the Company reported net sales of $20.9 million, a 38.9% increase compared to net sales of $15.0 million for the third quarter of 2002. This increase is primarily due to higher demand for the Company's expanded product family and new product launches. The Company also reported operating income of $4.2 million for the third quarter of 2003, a 24.7% increase compared to operating income for the third quarter of 2002 of $3.4 million.

Gross profit was $10.0 million for the quarter, an increase of 35.8%, versus $7.3 million for the third quarter of 2002. The increase in gross profit is attributable to increased product net sales. As a percent of net sales, the Company's gross margin was 47.8% versus 48.9% for the third quarter of 2002. The decrease in gross margin is attributable to operating constraints within the Company's current operating locations.

R&D expenses increased to $3.1 million from $2.2 million for the third quarter of 2002, or 38.5%. The increase results from additional research and coinciding bio-studies plus milestone payments to active pharmaceutical ingredient suppliers for new product development. R&D accounted for 14.7% of net sales for the third quarter of 2003 and the third quarter of 2002. The Company received 2 Abbreviated New Drug Application ("ANDA") approvals, during the third quarter of 2003, and currently has 17 ANDAs pending approval by the U.S. Food and Drug Administration ("FDA") representing approximately $400 million in total market opportunity. In addition, the Company has over 20 projects currently under development addressing a total generic and branded market of approximately $1 billion.

Selling, general and administrative expenses ("SG&A") increased to $2.7 million for the third quarter of 2003 versus $1.8 million for the third quarter of 2002. SG&A accounted for 12.9% of net sales for the third quarter of 2003 compared to 11.7% of net sales for the third quarter of 2002. The increase in percentage of SG&A to net sales is primarily attributable to increased selling expenses incurred to expand the Company's customer base. The dollar increase in SG&A was primarily attributable to the Company's higher administrative expenses incurred to support Company growth.

Operating income for the quarter was $4.2 million, or 20.2% of net sales, versus $3.4 million, or 22.5% of net sales, for the third quarter of 2002. This dollar increase was primarily attributable to increased sales partially offset by increased SG&A and R&D expenses.

Net income for the third quarter of 2003 was $2.5 million, or $0.13 per diluted share. The net income for the third quarter 2003 includes the effect of a provision for income taxes of $1.7 million. Beginning with the first quarter of 2003, the Company reports its net income after recording a provision for income taxes as it utilizes its deferred tax asset recognized during the fourth quarter of 2002.

Excluding the provision for income taxes, the Company earned $4.2 million for the third quarter of 2003 versus third quarter of 2002 pretax income of $3.0 million. This represents a 41.1% increase in pre-tax income when compared to the third quarter of 2002.

"We are proud of Able's progress during the third quarter of 2003 as we continued to invest in our future by building our product pipeline through an increasing commitment to R&D. This is exhibited by the growth in ANDA's pending with the FDA from 11 last quarter at this time to 17 currently," commented Jay Wadekar, President and Chief Executive Officer. "Our strong balance sheet and new leased facility position the Company well for future growth."



THIRD QUARTER 2003 - CORPORATE HIGHLIGHTS

AUGUST 2003:

o The Chicago Board Options Exchange lists options on the Company's common stock under the symbol "QAF."

o Received FDA approval of the Company's ANDA for Butalbital Acetaminophen Caffeine and Codeine Phosphate Capsules, 50mg / 325mg / 40mg / 30mg.

o Received FDA approval of the Company's ANDA for Naproxen Sodium Tablets, USP 275mg (250 mg base) and 550 (500 mg base).


SEPTEMBER 2003:

o Signed Long-Term Lease for a 225,000 Square Foot Facility located at One Able Drive, Cranbury, New Jersey.



EXCEPT FOR HISTORICAL FACTS, THE STATEMENTS IN THIS NEWS RELEASE, AS WELL AS ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE BY ABLE LABORATORIES, INC., ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES. FOR EXAMPLE, STATEMENTS ABOUT THE COMPANY'S RESEARCH AND DEVELOPMENT EFFORTS AND THE COMPANY'S ABILITY TO FILE FOR AND OBTAIN U.S. FOOD AND DRUG ADMINISTRATION APPROVALS FOR FUTURE PRODUCTS, COST OF CAPITAL AND THE AVAILABILITY OF SUFFICIENT CAPITAL RESOURCES, OPERATIONS AND GROWTH, THE ADEQUACY OF THE COMPANY'S MANUFACTURING CAPACITY AND ITS PLANS FOR EXPANDING ITS OPERATIONS, THE CURRENT OR EXPECTED MARKET SIZE FOR THE COMPANY'S PRODUCTS, AND THE SUCCESS OF CURRENT OR FUTURE PRODUCT OFFERINGS, ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE MERELY THE COMPANY'S CURRENT PREDICTIONS OF FUTURE EVENTS. THESE STATEMENTS ARE INHERENTLY UNCERTAIN, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE STATEMENTS MADE HEREIN. THERE IS NO ASSURANCE THAT THE COMPANY WILL CONTINUE TO ACHIEVE THE SALES LEVELS NECESSARY TO MAKE ITS OPERATIONS PROFITABLE OR THAT ANDA FILINGS AND APPROVALS WILL BE COMPLETED AND OBTAINED AS ANTICIPATED. FOR A DESCRIPTION OF ADDITIONAL RISKS, AND UNCERTAINTIES, PLEASE REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2003 AND ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AS WELL AS THE STATEMENTS SET FORTH UNDER THE HEADING "RISK FACTORS" IN THE COMPANY'S REGISTRATION STATEMENT ON FORM S-3 FILE NO. 333-106964. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION AND DEVELOPMENTS.


                           PLEASE SEE ATTACHED TABLES

--------------------------------------------------------------------------------

                             ABLE LABORATORIES, INC.
                         CONDENSED STATEMENTS OF INCOME
                                   (Unaudited)


                                                               THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                         ------------------------------      ------------------------------
                                                         SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,
                                                             2003              2002              2003              2002
                                                         ------------      ------------      ------------      ------------
Sales, net                                               $ 20,864,912      $ 15,024,914      $ 54,808,673      $ 36,828,483
Cost of sales                                              10,886,705         7,676,763        29,281,638        19,259,778
                                                         ------------      ------------      ------------      ------------
       Gross profit                                         9,978,207         7,348,151        25,527,035        17,568,705
                                                         ------------      ------------      ------------      ------------

Operating expenses:
   Selling, general and administrative                      2,698,980         1,755,912         7,387,648         5,103,879
   Research and development                                 3,068,403         2,214,984         7,471,098         4,942,839
                                                         ------------      ------------      ------------      ------------
       Total operating expenses                             5,767,383         3,970,896        14,858,746        10,046,718
                                                         ------------      ------------      ------------      ------------

       Operating income                                     4,210,824         3,377,255        10,668,289         7,521,987
                                                         ------------      ------------      ------------      ------------

Other income (expense):
   Interest and financing expense                             (68,389)         (175,088)         (489,471)         (369,320)
   Loss on early retirement of debt                                --                --          (241,999)               --
   Miscellaneous income (expense), net                         97,007          (196,549)          138,519           (94,847)
                                                         ------------      ------------      ------------      ------------
       Other income (expense), net                             28,618          (371,637)         (592,951)         (464,167)
                                                         ------------      ------------      ------------      ------------

Income before income taxes                                  4,239,442         3,005,618        10,075,338         7,057,820
Provision for income taxes                                  1,693,200                --         4,018,100                --
                                                         ------------      ------------      ------------      ------------
       Net income                                           2,546,242         3,005,618         6,057,238         7,057,820

Dividends on preferred stock                                   54,400           120,600           232,469           367,476
                                                         ------------      ------------      ------------      ------------

Net income applicable to common stockholders             $  2,491,842      $  2,885,018      $  5,824,769      $  6,690,344
                                                         ============      ============      ============      ============

Net income per share:
       Basic                                             $       0.16      $       0.25      $       0.41      $       0.58
                                                         ============      ============      ============      ============
       Diluted                                           $       0.13      $       0.19      $       0.34      $       0.44
                                                         ============      ============      ============      ============

Weighted average shares outstanding:
       Basic                                               15,964,903        11,586,562        14,093,029        11,503,156
                                                         ============      ============      ============      ============
       Diluted                                             19,446,592        15,870,836        18,070,456        16,162,339
                                                         ============      ============      ============      ============

                             ABLE LABORATORIES, INC.
                            CONDENSED BALANCE SHEETS
                                   (Unaudited)





                                     ASSETS
                                     ------

                                                                              SEPTEMBER 30,         DECEMBER 31,
                                                                                  2003                  2002
                                                                              ------------          ------------
Current assets:
Cash and cash equivalents                                                     $ 22,152,239          $  1,801,127
Accounts receivable, net of allowances of $20,250,171 and $13,054,246           12,664,216             7,873,526
Inventory                                                                       17,630,220            12,903,939
Deferred income tax asset                                                        2,915,000             2,915,000
Prepaid expenses and other current assets                                          654,791               123,104
                                                                              ------------          ------------
         Total current assets                                                   56,016,466            25,616,696
                                                                              ------------          ------------
Property and equipment, net                                                     13,715,075             9,932,523
                                                                              ------------          ------------

Other assets:
Debt financing costs, net of accumulated amortization                               93,909               168,206
Cash deposits with bond trustee                                                    522,184               517,262
Deferred income tax asset                                                       12,798,600            14,725,000
Deposits and other assets                                                          196,349               168,414
                                                                              ------------          ------------
         Total other assets                                                     13,611,042            15,578,882
                                                                              ------------          ------------
                                                                              $ 83,342,583          $ 51,128,101
                                                                              ============          ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------


Current liabilities:
Notes payable and current portion of long-term debt                           $    235,865          $    617,012
Accounts payable                                                                 4,367,391             6,896,359
Accrued expenses                                                                 1,169,314             2,839,612
                                                                              ------------          ------------
         Total current liabilities                                               5,772,570            10,352,983
Long-term debt, less current portion                                             3,935,000             6,083,343
                                                                              ------------          ------------
         Total liabilities                                                       9,707,570            16,436,326
                                                                              ------------          ------------

Stockholders' equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized,
   23,100 and 53,150 shares of Series Q outstanding (liquidation
   value $2,310,000 and $5,315,000)                                                    231                   532
Common stock, $.01 par value, 25,000,000 shares authorized,
   16,297,404 and 12,554,206 shares issued and outstanding                         162,974               125,542
Additional paid-in capital                                                     115,369,545            82,423,790
Accumulated deficit                                                            (41,726,251)          (47,783,489)
Unearned stock-based compensation                                                 (171,486)              (74,600)
                                                                              ------------          ------------
         Total stockholders' equity                                             73,635,013            34,691,775
                                                                              ------------          ------------
                                                                              $ 83,342,583          $ 51,128,101
                                                                              ============          ============